EXPLORATION DISCOVERY BONUS PLAN OF USMX, INC.


Article 1: Purpose.

    This Exploration Discovery Bonus Plan ("Plan") of USMX, Inc.

("USMX") is adopted by the Board of Directors ("Board") of USMX.

The purpose of this Plan is to provide a financial incentive for

Explorationists to discover commercially exploitable mineral deposits by rewarding those Explorationists who contributed to the discovery of an Economic Mineral Deposit by paying them a discovery bonus ("Bonus") as hereinafter provided.


Article 2: Definitions.


    2.1 "Common Stock" shall mean common stock in USMX.

    2.2 "Continuous Commercial Production" shall mean the

systematic and uninterrupted process of mining, processing,

milling and marketing mineral products from an Economic Mineral

Deposit. Continuous Commercial Production shall not include mine and mill construction, pilot plant testing, bulk sampling or similar activities, but shall include operation of a seasonal heap leach mine.

    2.3 "Date of Commencement of Continuous Commercial

Production" shall mean the date when mineral treatment facilities have operated for ninety (90) consecutive days at a rate of at least eighty-five percent (85%) of the daily rate projected in the feasibility study which was used to design the mine.

    2.4 "Date of Initiation of Formal Feasibility Studies"

shall mean the date of a written memorandum from USMX's Vice

President of Exploration to its Vice President of Operations

which transfers a property possibly containing an Economic

Mineral Deposit from the corporation's Exploration Division to its Mining Division.

    2.5 "Discretionary Recipient" shall mean any individual(s)

designated by the President of USMX as a person who played an especially important role in the discovery of an Economic Mineral

Deposit. In his sole discretion, the President may designate any person whomsoever to receive a Bonus as a Discretionary

Recipient, regardless of whether or not the same individual is an

Eligible Participant and will also receive a Bonus as an Eligible

Participant.

    2.6 "Economic Mineral Deposit" shall mean an ore deposit

which formal feasibility studies prepared or commissioned by USMX determine can be placed into Continuous Commercial Production and that Continuous Commercial Production will result in a profit acceptable to USMX.

    2.7 "Eligible Participant" shall mean an Explorationist who is an Eligible Participant within the meaning of Section 4.2 of this Plan.

    2.8 "Explorationist" shall mean a person with exploration

expertise who is employed by USMX for the purpose of using such expertise in the search for and development of Economic Mineral

Deposits and who is identified as an Explorationist as required by Section 4.1 hereof.

    2.9 "Net Present Value" (NPV) shall mean the net present

value to USMX of an Economic Mineral Deposit on the date when NPV is calculated or recalculated by the Board (adjusted to reflect economic ore reserves existing at the Date of Commencement of

Continuous Commercial Production as may be modified by subsequent events, and utilizing economic factors current at the time of such NPV calculation) using, in the Board's sole discretion, any method which is generally accepted in the mining industry.

Revenues shall be based on spot or estimated spot metal prices.

The calculation or recalculation shall allow for the recapture of all exploration and other costs, such as feasibility study, pilot


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plant work, etc. expended by USMX on or in connection with the

Economic Mineral Deposit prior to the Date of Commencement of

Continuous Commercial Production (and, for purposes of the

calculation or recalculation, shall be deemed to have been spent on the Date of Commencement of Continuous Commercial Production)

and the application of a provision for income taxes and financing costs, and the Board shall have complete discretion in selecting a reasonable discount factor to be used in connection with its calculation or recalculation of Net Present Value. Any Eligible

Participant or Discretionary Recipient shall be entitled to

review relevant documents concerning the Board's calculations or recalculation of NPV. Any Net Present Value calculated or

recalculated by the Board pursuant to this Plan shall be for the sole purpose of establishing a Total Bonus Amount as provided in

Article 5 of this Plan.

    2.10 "Period of Discovery" with respect to an Economic

Mineral Deposit included within a particular property shall mean the period of time commencing with the date of acquisition by

USMX of the legal right to explore and develop the property and ending with the Date of Initiation of Formal Feasibility Studies.

    2.11 "Total Bonus Amount" with respect to a particular

Economic Mineral Deposit shall mean an amount established as specified in Section 5.3 hereof.


Article 3: Administration.


    3.1 General: The Plan shall be administered by the Board,

or a committee designated by the Board, which shall be empowered to establish rules and regulations consistent herewith and to make such other determinations as are necessary or advisable for its administration. Acts of a majority of the Board (or a

committee designated by the Board) at a meeting, or acts approved in writing by a majority of the Board (or a committee designated by the Board), shall be valid acts of the Board.


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    3.2 Arbitration: Any controversy or claim arising out of

or relating to this Plan shall be settled by arbitration in

accordance with the Commercial Arbitration Rules of the American

Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. With regard to each arbitrated claim or dispute, each party shall be responsible for his, her or its own costs and expenses paid or incurred for or in connection therewith,

including expert witness fees and travel and lodging expenses to,

from and at the place of the arbitration hearing, and attorneys'

fees. Any hearing shall be held in a location designated by the

Board.

    3.3 Indemnification: In addition to such other rights of

indemnification as they may have as directors of USMX, the

members of the Board shall be indemnified by USMX against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any

action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any payment hereunder, and against all amounts paid in settlement thereof (provided such settlement is approved by legal counsel selected by USMX), or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in

relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member of the Board is liable for gross negligence or misconduct in the performance of his duties; provided that within ten (10) days after institution of any such action, suit, or proceeding, a member of the Board shall offer USMX in writing the opportunity, at its own expense,

to handle and defend the same.


Article 4: Eligible Participants/Subject Deposits.

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    4.1 Explorationists: Each and every individual employed by

USMX as its Vice President for Exploration shall constitute an

Explorationist for purposes of this Plan. USMX shall maintain a roster containing the names of other employees that USMX

identifies, in its sole discretion, as Explorationists. Such roster shall be maintained and periodically revised by the Vice

President - Exploration of USMX, subject to review by the Board.

    4.2 Eligible Participants: To qualify as an Eligible

Participant with respect to an Economic Mineral Deposit included within a particular property, an Explorationist must be employed by USMX on a full-time basis for a minimum period of six (6)

consecutive months prior to the Date of Initiation of Formal

Feasibility Studies. In the event that the Period of Discovery is less than six months, the Explorationist must be employed by

USMX on a full-time basis at the time when USMX acquires the legal right to explore and develop the property and must remain so employed for the entire Period of Discovery. Termination of an Explorationist's employment for any reason other than cause shall not preclude him or her from receiving a Bonus if he or she is otherwise an Eligible Participant within the meaning of this

Section 4.2.

    4.3 Application to Deposit: Unless otherwise determined by the Board as specified in this Section 4.3, this Plan shall apply only to the discovery by Explorationists of an Economic Mineral

Deposit included within a property which, at the time of acquisi-

tion by USMX of the legal right to explore and develop, did not contain known economic mineralization as determined by USMX. In the event that a particular property contained known economic mineralization at the time of such acquisition as determined by

USMX, the Board shall have complete discretion to designate all or any part of an Economic Mineral Deposit thereon or thereunder as an Economic Mineral Deposit which is subject to this Plan.

Anything to the contrary herein notwithstanding, the operation or


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disposition by USMX of any property or of any interest therein shall be entirely at the discretion of USMX.


Article 5: Payment of Bonus.


    5.1 General: Subject to the provisions of Section 6.4

hereof, at the sole discretion of the Board, a Bonus may be paid in cash or in Common Stock or in any combination thereof. Except as otherwise provided in Sections 5.4 or 5.5 below, payment of a

Bonus shall be made in installments as provided in Section 5.2 hereof. In connection with payment of all or any part of a

Bonus, USMX shall withhold amounts equal to the withholding tax which an Eligible Participant is obligated to pay to state and federal governments.

    5.2 Installment Payments: Except as otherwise provided in

Sections 5.4 or 5.5 below, a Bonus shall be paid in three (3)

installments and the amount of each installment shall be estab-

lished on an anniversary of the Date of Commencement of

Continuous Commercial Production as hereinafter provided.

Eligible Participants shall collectively receive seventy percent

(70%) of the Total Bonus Amount for a particular anniversary of the Date of Commencement of Continuous Commercial Production, and

the remaining thirty percent (30%) shall be received by the

Discretionary Recipients. Each installment payment required by this Section 5.2 shall be made by USNX within thirty (30) days after the amount thereof is established. In the event that

interruption occurs with respect to Continuous Commercial

Production, the anniversary dates shall be delayed for an

equivalent period of time.

         5.2.1 First Bonus Installment: On  the  first

anniversary of the Date of Commencement of Continuous Commercial

Production, the Board shall calculate the NPV of an Economic

Mineral Deposit, and the Total Bonus Amount for the first

anniversary shall then be established by the table contained in


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Section 5.3 hereof. As his or her first installment of Bonus,

each of the Eligible participants shall receive twenty-five

percent (25%) of the value obtained by dividing seventy percent

(70%) of the Total Bonus Amount for the first anniversary by the total number of Eligible Participants. As his or her first

installment of Bonus, each Discretionary Recipient shall receive twenty-five percent (25%) of the value obtained by dividing

thirty percent (30%) of the Total Bonus Amount for the first anniversary by the total number of Discretionary Recipients.

         5.2.2 Second Bonus Installment: On  the  second

anniversary of the Date of Commencement of Continuous Commercial

Production, the Board shall recalculate the NPV of the Economic

Mineral Deposit and the Total Bonus Amount for the second

anniversary shall then be established by the table contained in

Section 5.3 hereof. As his or her second installment of Bonus,

each of the Eligible Participants shall receive thirty-five

percent (35%) of the value obtained by dividing seventy percent

(70%) of the Total Bonus Amount for the second anniversary by the total number of Eligible Participants. As his or her second

installment of Bonus, each Discretionary Recipient shall receive thirty five percent (35%) of the value obtained by dividing

thirty percent (30%) of the Total Bonus Amount for the second anniversary by the total number of Discretionary Recipients.

         5.2.3 Third and Final Bonus Installment: On the third

anniversary of the Date of Commencement of Continuous Commercial

Production, the Board shall again recalculate the NPV of the

Economic Mineral Deposit and the Total Bonus Amount for the third anniversary shall then be established by the table contained in

Section 5.3 hereof. As his or her third and final installment of

Bonus, each of the Eligible Participants shall receive an amount calculated by first dividing seventy percent (70%) of the Total

Bonus Amount for the third anniversary by the total number of

Eligible Participants, and then subtracting from the result any and all payments previously made to such Eligible Participant


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pursuant to Subsections 5.2.1 and 5.2.2 hereof. As his or her third and final installment of Bonus, each Discretionary

Recipient shall receive an amount calculated by first dividing thirty percent (30%) of the Total Bonus Amount for the third anniversary by the total number of Discretionary Recipients, and then subtracting from the result any and all payments previously made to such Discretionary Recipient pursuant to Subsections

5.2.l and 5.2.2 hereof.

    5.3 Total Bonus Amount: The Total Bonus Amount on any

anniversary of the Date of Commencement of Continuous Commercial

Production or on a date referred to in Section 5.4 or 5.5 hereof shall be established by the following table:


NPV OF ECONOMIC MINERAL

DEPOSIT                       TOTAL BONUS AMOUNT


Up to $10million (mm)         .02 (NPV)


Greater than $10 mm -$50 mm   $200,000 +.01 (NPV - $lOmm)


Greater than $50 mm -$100 mm  $600,000 +.005 (NPV - $50mm)


Greater than $100 mm          $850,000 +0.0025 (NPV - $100mm)


    5.4 Payment Upon Sale or Exhaustion After Commencement of

Continuous Commercial Production: After the Date Of Commencement

of Continuous Commercial Production but before completion of any or all of the installments of Bonus provided for in Section 5.2 hereof, in the event that USMX sells all or any part of its

ownership interest in a property which includes an Economic

Mineral Deposit or in the event that an Economic Mineral Deposit is mined out, then the remaining Bonus payable to an Eligible

Participant or a Discretionary Recipient shall be calculated pursuant to this Section 5.4. Upon sale of the interest in real property or upon depletion of the Economic Mineral Deposit, as


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the case may be, the Board shall determine the NPV of the

Economic Mineral Deposit (taking into consideration any interest retained and/or value received or to be received from such

disposition) and the Total Bonus Amount shall then be established by the table contained in Section 5.3 hereof. As his or her

final installment of Bonus, each Eligible Participant shall

receive an amount calculated by first dividing seventy percent

(70%) of such Total Bonus Amount by the total number of Eligible

Participants, and then subtracting from the result any and all payments previously made to such Eligible Participant pursuant to

Subsections 5.2.1 and 5.2.2 hereof. As his or her final install-

ment of Bonus, each Discretionary Recipient shall receive an amount calculated by first dividing thirty percent (30%) of such

Total Bonus Amount by the total number of Discretionary

Recipients, and then subtracting from the result any and all payments previously made to such Discretionary Recipient pursuant to Subsections 5.2.1 and 5.2.2 hereof. All such final install-

ments shall be paid within twelve (12) months after sale of the interest in real property by USMX or depletion of the Economic

Ore Deposit as the case may be.

    5.5 Payment Upon Sale Before Commencement of Continuous

Commercial Production: In the event that USMX sells all or any part of its ownership in a property which includes an Economic

Mineral Deposit that is subject to this Plan after the Period of

Discovery but before the Date of Commencement of Continuous

Commercial Production, the entire Bonus payable to an Eligible

Participant or a Discretionary Recipient shall be calculated pursuant to this Section 5.5. Upon sale of the interest in real property, the Board shall determine the NPV of the Economic

Mineral Deposit (taking into consideration any interest retained and/or value received or to be received from such disposition)

and the Total Bonus Amount shall then be established by the table contained in Section 5.3 hereof. As his or her single payment of

Bonus, each Eligible Participant shall receive the value obtained by dividing seventy percent (70%) of such Total Bonus Amount by


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the total number of Eligible Participants. As his or her single payment of Bonus, each Discretionary Recipient shall receive the value obtained by dividing thirty percent (30%) of such Total

Bonus Amount by the total number of Discretionary Recipients.

The single payment of Bonus required by this Section 5.5 shall be made within 12 months after sale of the interest in real property by USMX.


Article 6: Stock Payments

    6.1 Stock Subject to Plan: No Common Stock shall be issued in payment of Bonuses pursuant to this Plan without approval of the Board. Any shares so paid shall be shares of authorized but unissued or reacquired Common Stock.

    6.2 Price: The Board shall have the discretion to deter-

mine the price at which the Common Stock issued to Eligible

Participants under this Plan shall be valued, but in no event shall the price be greater than the market price of freely

tradeable Common Stock on the date when the Common Stock is so issued.

    6.3 Stock Held for Investment: If shares of Common Stock

issued hereunder are not, at the time of such issuance, covered by an effective registration statement under the Securities Act of 1933, as amended, such shares shall be acquired by an

individual for his or her own account for investment and with no view, at the time of such issuance, toward the distribution

thereof, and each such individual shall at the time of issuance give a letter to such effect to USMX. In that event, each stock certificate representing such unregistered shares issued pursuant to this Plan shall have a legend imprinted thereon indicating any restrictions on the transfer of such stock, which legend shall be in such form as deemed desirable by counsel for USMX, and such individual shall also agree that he or she will make no sale or other disposition of such shares unless and until USMX shall have


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received a satisfactory opinion of counsel that such sale or other disposition may be made under the applicable provisions of the Securities Act of 1933 and the applicable state securities laws. USMX shall use its best efforts to register Common Stock issued pursuant to this Plan within twelve (12) months after its issuance.

    6.4 Stock Issued to Officers or Directors: USMX shall not

issue Common Stock as payment of a Bonus to an individual if that person is an officer or director of USMX and such payment in

Common Stock would subject him or her to liability under federal or state securities law.


Article 7: Amendment; Termination

         The Board may review, amend or discontinue this Plan at

any time, provided that such action shall not affect any Bonus previously earned or paid hereunder.


Article 8: Governing Law

         This Plan shall be construed and shall take effect in

accordance with the laws of the State of Colorado.


    IN WITNESS WHEREOF, USMX has adopted this Plan this

day of August, 1990, effective as of September 1, 1989.


                              USMX, INC.


                              By:
                                 Keith R. Hulley, President

ATTEST:


Dennis R. Lance, Secretary


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